                                                                   Exhibit 10.16

                           U.S. ENERGY SYSTEMS, INC.
                        515 N. Flagler Drive, Suite 202
                         West Palm Beach, Florida 33401


October 7, 1996


RE: Amendment to Security Agreement, Promissory Note and Financing Statement between U.S. Energy Systems, Inc. (formerly U.S. Envirosystems, Inc.) ("Borrower") and Solvation, Inc., a Delaware corporation ("Lender"), dated as of December 15, 1995 and as amended from time to time thereafter (collectively, the "Loan Agreement")

Gentlemen:

This letter is to confirm our understanding that the maturity of the above-referenced Loan Agreement has been extended to October 25, 1996 (the "Extension"), such that the Due Date, as referred to in the Loan Agreement and related documents, shall mean the earlier of the date of the closing of the public offering of the Borrower's Common Stock and October 25, 1996. Further, the Commitment period, as referred to in the Loan Agreement and related documents, shall mean the period from and including the Closing Date to but not including the earlier of (i) the date of the closing of the public offering of the common stock of USE; (ii) USE's decision not to pursue a public offering of its common stock; (iii) the decision by USE's underwriter that the public offering of USE's common stock is not feasible by October 25, 1996; and (iv) October 25, 1996. All other terms and conditions of Loan Agreement shall remain in effect. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

If the forgoing confirms your understanding, please indicate acceptance of the Extension of the Anchor Bridge Loan by executing and returning to us the enclosed copy of this letter by facsimile whereupon the Extension shall become effective.

Sincerely,

U.S. ENERGY SYSTEMS, INC.     PLYMOUTH ENVIROSYSTEMS, INC.


                              BY: /s/ Richard H. Nelson
BY: /s/ Richard H. Nelson


                              LEHI ENVIROSYSTEMS, INC.
                              BY: /s/ Richard H. Nelson

AGREED TO:

SOLVATION, INC.


BY: /s/ Bruce Schnelwar

                              SECOND AMENDMENT TO
               SECURITY AGREEMENT, PROMISSORY NOTE AND FINANCING
                         STATEMENT DATED JUNE 15, 1995
              (and all collateral documents associated therewith)
         All collectively hereinafter referred to as the "Anchor Bridge
                                     Loan"


                                 By and Between

                     ANCHOR CAPITAL COMPANY, LLC ("LENDER")
                                      and
                     U.S. ENVIROSYSTEMS, INC. ("BORROWER")

                         AMENDMENT DATED MARCH 11, 1996


It is hereby recognized by Lender and Borrower that Borrower has not as of the date hereinabove finalized its Registration Statement on Form SB-2 nor filed same with the U.S. Securities and Exchange Commission ("SEC"). In addition it is further recognized that the Anchor Bridge Loan shall become due and payable on March 11, 1996 (the "Due Date"), such date being before the projected date of Borrower's completing a public offering of Borrower's securities (the "Public Offering"). Capitalized terms used herein shall have the same meaning as in the Anchor Bridge Loan and the First Amendment unless otherwise noted herein.

In recognition of the foregoing facts, and in consideration of Lender's agreement to extend the Due Date to May 31, 1996, Borrower and Lender agree that the Anchor Bridge Loan shall be amended herewith as follows (Nothing contained herein shall be deemed to be a waiver of any of Lender's or Borrower's rights under the Anchor Bridge Loan and the First Amendment to the Anchor Bridge Loan):

A.) Borrower, immediately upon receipt thereof, shall provide Lender with copies of all correspondence and executed agreements with any Gaines Berland, Inc. (the "Underwriter"), Far West Capital (the "Far West Agreement"), Westinghouse Credit Corporation (the Westinghouse Agreement") and Smith (the "Smith Bridge" and the "Smith Preferred Agreement").

B.) The terms and conditions of the preferred stock issued to Lender on June 15, 1995 shall be amended to provide that:

     (1) The preferred stock shall be convertible into 205,000 common shares. The preferred stock conversion right shall be contemporaneous with the Public Offering and shall continue for a period of twelve (12) months subsequent to the Public Offering.

     (2) In the event that the conversion ratio results in a price per share which is greater than the final price per share of the Public Offering (the Public Offering Price), then the conversion ratio for the preferred stock retained by Anchor Capital Company, L.L.C. (as per Section B(3) below) shall be determined using the Public Offering Price multiplied by 85%,

     (3) The preferred stock certificate for 57,500 shares currently issued to Lender shall be reissued by Borrower as follows:


                                          # OF UNITS
ENTITY               # PREFERRED SHARES  CONVERTED TO
------               ------------------  ------------
ANCHOR CAPITAL
COMPANY, L.L.C.              34,000         146,250
AMERICAN GROUP OF                            33,750
NY, INC.                     13,500
KRISHNA K. MEHTA             10,000          25,000

     (4) Borrower shall perform all reasonable and necessary procedures to ensure that none of the entities described above shall have their shares subject to a Lock-up Agreement with the Underwriter.

     (5) The preferred stock shall (at Lender's sole discretion) take on any additional rights and preferences granted to Smith, except that,

     (6) The Anchor Stock shall be registered in a shelf registration to be filed within 30 days of the closing of the public offering.

C.) The Registration Statement shall be filed with the SEC before March 13, 1996. Borrower agrees to provide Lender with a copy of same before filing on or before March 13, 1996. Borrower shall also provide evidence to Lender of the filing of the Registration Statement on or before March 13, 1996.

D.) Borrower shall pay to Lender at the earlier to occur of May 31, 1996 or the date of completion of the Public Offering, $660,00 plus such other amounts of Default Interest and Late Payment Penalties as are calculated under the terms and conditions of the Anchor Bridge Loan.

E.) The Anchor Bridge Loan shall remain the sole Senior Secured indebtedness of Borrower.

F.) The due date of the Smith Bridge shall be extended contemporaneously herewith to May 31, 1996. The Smith Bridge shall not have a due date earlier than, nor be payable prior to, that of the Anchor Bridge Loan. Evidence of same shall be provided to Anchor contemporaneously herewith.

G.) The Far West Agreement for the purchase of Geo 1 and Geo 1A shall be extended to a date not earlier than May 31, 1996.

H.) The Westinghouse Agreement shall be extended to a date not earlier than May 31, 1996.

I.) In the event that Lender shall sell, assign or transfer all or any portion of its interest in the Anchor Bridge Loan to any party, Lender shall still be entitled to receive the Anchor Stock as per the terms and conditions of the Anchor Bridge Loan, the First Amendment to the Anchor Bridge Loan and this Second Amendment.

J.) In the event that Borrower does not fully comply with the terms and conditions of this Second Amendment, Lender shall have the right to declare Borrower in default of the Anchor Bridge Loan and shall proceed to protect its interests under the terms of the Anchor Bridge Loan and this Second Amendment.

K.) Lender shall have the right to file this Second Amendment with all governmental authorities which have a recorded lien related to the Anchor Bridge Loan. The execution of this Second Amendment by Richard H. Nelson and Theodore Rosen, President and Chairman of Borrower, respectively, shall signify that this Second Amendment is binding upon Borrower and is as of the date firstabove written in full force and effect upon Borrower.

The execution of this Second Amendment does not signify a waiver by Lender or Borrower of any of their rights, privileges, remedies and actions currently existing under the Anchor Bridge Loan. Lender preserves all of its available rights, remedies and actions under the Anchor Bridge Loan as well as the First Amendment thereto and this Second Amendment.

Unless otherwise specifically stated herein, this Second Amendment does not change or alter any of the terms and conditions of the Security Agreement, Promissory Note and Financing Statement and all collateral documents associated therewith dated June 15, 1995 and the First Amendment thereto between Borrower and Lender.


Anchor Capital Company, LLC



/s/ Gregory N. Senkevitch
--------------------------------------

By: Gregory N. Senkevitch -- President
Date: 3/11/96



US Envirosystems, Inc.



/s/ Theodore Rosen                        /s/ Richard H. Nelson
-------------------------------------     ----------------------------------
By: Theodore Rosen -- Chairman            By: Mr. Richard H. Nelson -- President
Date: 3/11/96                                     Date: 3/11/96

                                      -3-